UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2009

NetREIT
 (Exact name of registrant as specified in its charter)

CALIFORNIA	000-53673	33-0841255
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1282 Pacific Oaks Place Escondido, California	92029
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 471-8536

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)	Previous independent registered public accounting firm

(i)
On August 28, 2009, the Audit Committee of the Board of Directors of NetREIT (the “Company”), on behalf of the Company and its subsidiaries, dismissed J.H. Cohn LLP as the Company’s independent registered public accounting firm.

(ii)
The reports of J.H. Cohn LLP on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. However, the report filed with the financial statements included in the Annual Report on Form 10-K/A as amended July 29, 2009 contained a reference to Note 7 and stated that the Company was not in compliance with certain terms of certain loan agreements.

(iii)	The change of independent registered public accounting firm was approved by the Audit Committee of the Company’s Board of Directors.
(iv)
In connection with its audits for the two most recent fiscal years and through August 28, 2009, there have been no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with J.H. Cohn LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of J.H. Cohn LLP, would have caused them to make reference to such disagreements in their reports on the Company’s financial statements for such years.

(v)	During the two most recent fiscal years and through August 28, 2009, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) with J.H. Cohn LLP.
(vi)
The Company requested that J.H. Cohn LLP furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements, and if not, stating the respects in which they do not agree.  A copy of J.H. Cohn LLP’s letter, dated September 3, 2009, is filed as Exhibit 16 to this Form 8-K.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

16. Letter re change in independent registered public accounting firm:  Letter of J.H. Cohn LLP dated September 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetREIT

Date: September 3, 2009

By: /s/ Kenneth Elsberry
Name: Kenneth Elsberry
Title: Chief Financial Officer